UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: August 13, 1999


                              GORAN CAPITAL, INC.

                         Jurisdiction of Incorporation:
                                     Canada

Commission File Number                                IRS Employer Id. Number
    No. 000-24366                                          Not Applicable


                    Address of Principal Executive Offices:
                             181 University Avenue
                               Box 11, Suite 1101
                            Toronto, Ontario M5H 3M7

                              4720 Kingsway Drive
                          Indianapolis, Indiana 46205

                                 Telephone No.
                            (416) 594-1155 (Canada)
                             (317) 259-6400 (U.S.)

ITEM 5.  OTHER EVENTS.

On August 12, 1999, the Company filed the following Press Release see Exhibit 1.



                                               Goran Capital Inc.



                                               By:    /s/  Alan G. Symons
                                                      Alan G. Symons


                                               Date:  August 13, 1999





                               INDEX TO EXHIBITS

(1)   Press Release.

EXHIBIT 1                                                   [GORAN LOGO]



NEWS RELEASE


Media Contact:             Tad Gage
                           Financial Relations Board
                           (312) 266-7800

                           Alan G. Symons
                           (317) 259-6302

                           Douglas H. Symons
                           (317) 259-6413

FOR IMMEDIATE RELEASE

                               GORAN CAPITAL INC.
                    RETAINS DONALDSON, LUFKIN & JENRETTE TO
                      ADVISE ON SALE OF ALL OR PART OF ITS
                              BUSINESS AND REPORTS
                           SECOND QUARTER 1999 RESULTS
                               (Stated in $U.S.)

Toronto,  Ontario (August 12, 1999) - Goran Capital Inc. (TSE:  GNC;  NASDAQ/NM:
GNCNF), a leading provider of nonstandard automobile and crop insurance, today announces that it has retained Donaldson, Lufkin and Jenrette to advise the Company with respect to the sale of its business and the Company today also announces 2nd Quarter 1999 financial results.

Goran Capital Inc. ("Company") announces that it has retained Donaldson, Lufkin and Jenrette ("DLJ") to advise the Company with respect to the sale of all or part of its insurance business. This announcement follows the Company's announcement on June 8, 1999 that DLJ had been retained to advise the Company with respect to the sale of its crop insurance business.

The Company's nonstandard automobile insurance business is the 12th largest U.S. nonstandard auto insurer and the Company's crop insurance business is that nations 4th largest. The Company confirms today that it has held preliminary discussions with interested parties regarding the sale of its business, including its nonstandard auto insurance business.

                                                                Stated  in $U.S.

Company CEO Alan Symons stated "while we were working with DLJ on the sale of the crop business, we received inquiries concerning a possible sale of the auto business or potentially a tender offer to all stockholders whereby the whole Company might be acquired. We have retained DLJ to advise us regarding the best strategy to pursue to maximize shareholder value. This may take the form of a sale of either or both of our primary business units, a sale of the entire Company, or something else.

Symons continued "we have built what we consider to be a fine nonstandard auto insurance business. Our auto premium growth over the last five (5) years has been impressive, averaging 69% per year during that period layering in the Superior acquisition. We have built this business to the point that it is the 12th largest U.S. nonstandard auto insurer, and our auto premiums for last year were $303 Million. However, at this time we feel it is in the best interests of our shareholders to explore the possibility of a sale."

The Company declined to disclose an estimated sales price for either the crop or auto business, with Symons adding, "for obvious reasons, it would be inappropriate for us to comment on estimated price ranges for our business in that discussions are ongoing. Further, given the nature of this process, we will not comment on this matter, publicly or privately, until such time as definitive documentation is executed and the transactions, if any, are awaiting regulatory approval."

With respect to 2nd quarter earnings, gross written premium for the quarter ending June 30, 1999 is $173.9 Million compared with $170.5 Million for the quarter ended June 30, 1998. Management believes the business of the Company is starting to grow again after a very difficult period in the market.

The Company's consolidated net loss for the quarter ended June 30, 1999 totaled $5.9 Million or ($1.00) per share compared to consolidated net earnings of $4.8 Million or $0.82 per share for the same period last year. The Company's consolidated net loss for the six (6) months ended June 30, 1999 is $5.7 Million or ($0.97) per share, which compares with consolidated net earnings of $8.3 Million or $1.42 per share for the same period last year.

The Company's crop operations for 1999 are doing very well in that year to date crop hail loss ratios are at historic lows and the crops covered by the Company's MPCI policies are estimated to have average to above average yields. The Company has very little exposure in those areas hit by the much publicized Eastern drought. Crop operating pre-tax income from 1999 operations is $13.1 Million for the first six (6) months of 1999 before net change in loss reserves. The Company increased its loss reserves (net of reinsurance) by $9.7 Million during the first half of 1999 for a 1998 program as losses became known and claims were filed. Despite this loss reserve increase for this 1998 program, the crop operations posted a six (6) month operating profit of $3.4 Million, and management feels that, based on present conditions, the crop operation should be profitable for 1999.

                                                                 Stated in $U.S.

Nonstandard auto premiums for the 2nd quarter of 1999 increased approximately 8% from the 1st quarter of 1999. However, the nonstandard auto business posted a 2nd quarter pre-tax operating loss of approximately $11.8 Million which is primarily due to higher than expected losses and expenses, both associated with the service issues the Company experienced in prior periods. Management believes the Company has significantly improved its service to agents and has changed underwriting procedures, reduced overhead expense and filed new rates in key states. Management believes that the benefits of these actions will be seen in future periods. The Company believes its auto expense ratio will decline as a result of lower staffing requirements from the levels that had been necessary to support the business during the time of its service problems and return to prior period low cost of delivery.

Conference Call: The conference call this quarter is at 10:00 a.m. Central Daylight Time on Friday, August 13, 1999. Dial 1-800-553-2178 and ask for the Symons conference call. A digital replay of this call will be available immediately after the call. Anyone who misses the call may call 1-800- 696-1588. The password is 581850 and listen to the replay. The replay will be available until the end of the business day on August 20, 1999.

Goran Capital Inc. (TSE: GNC; NASDAQ/NM: GNCNF) is the 12th largest nonstandard automobile insurer in the United States. Nonstandard auto insurance is sold through independent insurance agents. It generally carries higher premiums, and low limits of liabilities. The Company utilizes proprietary systems and procedures to achieve operating efficiencies. Goran's subsidiaries Pafco General Insurance Company and Superior Insurance Company write nonstandard auto insurance in 22 U.S. states. IGF Insurance Company is the fourth largest insurer of crops in the US. IGF Insurance Company writes business in 42 states plus Canada. Visit the Company's Web site at WWW.IGFINS.COM. For free fax information on the Company, dial 1-800-FRO-INFO and enter the ticker: GNCNF.

All statements, trend analyses, and other information contained in this release and elsewhere (such as in other filings by the Company or its affiliates with the Securities and Exchange Commission, press releases, presentations by the Company or its management or oral statements) relative to markets for the Company's products and/or trends in the Company's operations or financial results, as well as other statements including words such as "anticipate," "could," "feel(s)," "believe(s)," "plan," "estimate," "expect," "should," "intend" and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, among other things: (i) general economic conditions, including prevailing interest rate levels and stock market performance; (ii) factors affecting the Company's crop operations such as weather-related events, final harvest results, commodity price levels, governmental program changes, new product acceptance and commission levels paid to agents; and (iii) factors affecting the Company's nonstandard automobile operations such as premium volume, levels of operating expenses as compared to premium volume, ultimate development of loss reserves and implementation of the Company's operation system.
Stated in $U.S.

                                                                 Stated in $U.S.

                          -FINANCIAL TABLES TO FOLLOW-



                Anyone wishing further information may contact:
                               Douglas H. Symons
                          Indianapolis (317) 259-6413
                          Websites: SIG www.sigins.com
                            IGF www.igfinsurance.com

                               GORAN CAPITAL INC.
                        Consolidated Financial Highlights
                                   (unaudited)
                                 (Stated in US$)

                                       Three Months Ended                                           For The Six Months
                                            June 30,                                                  Ended June 30,
STATEMENT OF EARNINGS                 1999             1998                                        1999            1998
                                       $                 $                                          $               $
REVENUE
Gross premiums written                173,870,000     170,505,000                                325,892,000      347,701,000
Net premiums written                   79,150,000     109,729,000                                146,421,000      208,090,000

Premiums earned                        76,527,000      99,618,000                                143,651,000      171,503,000
Fee income                              3,153,000       4,901,000                                  7,617,000       11,390,000
Net investment income                   3,507,000       3,720,000                                  7,015,000        6,896,000
Net realized capital gain (loss)          366,000         846,000                                   (956,000)       2,814,000
                                       83,553,000     109,085,000                                157,327,000      192,603,000
EXPENSES
Loss and loss adjustment expenses      72,293,000      71,187,000                                131,288,000      126,489,000
Operating expenses                     21,015,000      24,244,000                                 32,645,000       40,266,000
Amortization of intangibles               651,000         510,000                                  1,256,000        1,021,000
Interest expense                          105,000          49,000                                    179,000          232,000
                                       94,064,000      95,990,000                                165,368,000      168,008,000
Income (loss) before income taxes,
minority interest and distributions
on preferred securities               (10,511,000)     13,095,000                                 (8,041,000)      24,595,000

Provision for income taxes             (3,576,000)      4,415,000                                 (2,960,000)       8,438,000
Minority interest                      (3,149,000)      1,809,000                                 (3,516,000)       3,454,000
Distributions on Pref Sec, net of tax   2,096,000       2,096,000                                  4,151,000        4,226,000
Earnings from continuing operations    (5,882,000)      4,775,000                                 (5,716,000)       8,477,000
Loss from discontinued operations               -               -                                          -         (185,000)

NET EARNINGS (LOSS)                    (5,882,000)      4,775,000                                 (5,716,000)       8,292,000

Earnings per share-basic                   ($1.00)          $0.82                                     ($0.97)           $1.46
Earnings per share-fully diluted           ($1.00)          $0.78                                     ($0.97)           $1.40
Operating EPS                              ($1.04)          $0.72                                     ($0.87)           $1.11


                                      June 30,       December 31,                                   June 30,        June 30,
BALANCE SHEETS (US$)                    1999             1998        STATEMENT OF CASH FLOWS US$      1999            1998
                                         $                 $                                            $               $
ASSETS                                                               OPERATING ACTIVITIES
Cash and investments                  262,021,000     253,718,000    Net earnings                   (5,716,000)       8,292,000
Due from insured and reinsurers       482,524,000     207,781,000    Change in net assets           16,160,000       28,001,000
Other receivables                       9,910,000      17,486,000    Cash provided by operations    10,444,000       36,293,000
Property and equipment                 20,872,000      19,350,000
Deferred acquisition costs             17,454,000      16,332,000    INVESTING ACTIVITIES
Intangible assets                      45,158,000      46,300,000    Net purchase of investments    (8,660,000)     (21,567,000)
Other assets                           12,140,000      10,022,000    Net purchase of fixed assets   (3,685,000)      (6,545,000)
                                                                     Other                            (126,000)               -
                                      850,079,000     570,989,000    Cash used in investing        (12,471,000)     (28,112,000)
LIABILITIES
Loss and loss adjustment expenses     218,436,000     207,432,000    FINANCING ACTIVITIES
Unearned premiums                     226,483,000     110,665,000    Proceeds from minority interest         -       (1,111,000)
Notes payable                          13,435,000      13,744,000    Increase (decrse) notes payable  (309,000)      (4,147,000)
Other payables                        196,834,000      34,636,000    Issue of share capital                  -          366,000
                                      655,188,000     366,477,000    Net loans(to)from related       3,306,000       (3,548,000)
MINORITY INTEREST                                                    Cash provided byfinancing       2,997,000       (8,440,000)
Preferred securities                  135,000,000     135,000,000
Equity in net assets of subsidiary     16,271,000      19,787,000    Change in cash resources          970,000         (259,000)

SHAREHOLDERS' EQUITY                   43,620,000      49,725,000    Cash resources bgn. of period  42,759,000       36,557,000

                                      850,079,000     570,989,000    Cash resources end of period   43,729,000       36,298,000

End of period shares o/s                5,876,398       5,876,398    Cash resources are comprised of cash and short-term
                                                                     investments
Book value per share                        $7.42           $8.46


                               GORAN CAPITAL INC.
                        Consolidated Financial Highlights
                                   (unaudited)
                                 (Stated in US$)

Three Months Ended June 30, 1999                                     AUTO             CROP          CORPORATE          TOTAL

Gross premiums written                                            66,072,000      107,524,000          274,000     173,870,000
Net premiums written                                              64,154,000       11,633,000        3,363,000      79,150,000

Premiums earned                                                   66,836,000        6,074,000        3,617,000      76,527,000
Fee income                                                         2,895,000          197,000           61,000       3,153,000
Net investment income                                              3,296,000          (18,000)         229,000       3,507,000
Net realized capital gain                                            366,000               -                -          366,000
TOTAL REVENUE                                                     73,393,000        6,253,000        3,907,000      83,553,000

Loss and loss adjustment expenses                                 61,631,000        8,894,000        1,768,000      72,293,000
Operating expenses                                                23,609,000       (4,654,000)       2,060,000      21,015,000
Amortization of intangibles                                                -          141,000          510,000         651,000
Interest expense                                                           -          105,000                -         105,000
TOTAL EXPENSES                                                    85,240,000        4,486,000        4,338,000      94,064,000

Income (loss) before income taxes and
  distributions on preferred securities                          (11,847,000)       1,767,000         (431,000)    (10,511,000)

Provision for income taxes                                                                                          (3,576,000)
Minority interest                                                                                                   (3,149,000)
Distributions on preferred securities, net of tax                                                                    2,096,000
Earnings from continuing operations                                                                                 (5,882,000)
Loss from discontinued operations                                                                                            -

NET EARNINGS (LOSS)                                                                                                 (5,882,000)
                                                                                                                     =========
Loss ratio                                                             92.21%
Expense ratio, net of billing fees                                     30.99%
Combined ratio                                                        123.20%

Three Months Ended June 30, 1998                                     AUTO             CROP          CORPORATE          TOTAL

Gross premiums written                                            79,530,000       92,020,000       (1,045,000)    170,505,000
Net premiums written                                              69,154,000       35,560,000        5,015,000     109,729,000

Premiums earned                                                   70,498,000       28,460,000          660,000      99,618,000
Fee income                                                         4,553,000          350,000           (2,000)      4,901,000
Net investment income                                              3,133,000          112,000          475,000       3,720,000
Net realized capital gain (loss)                                     673,000          170,000            3,000         846,000
TOTAL REVENUE                                                     78,857,000       29,092,000        1,136,000     109,085,000

Loss and loss adjustment expenses                                 53,502,000       18,679,000         (994,000)     71,187,000
Operating expenses                                                18,681,000        3,897,000        1,666,000      24,244,000
Amortization of intangibles                                                -            1,000          509,000         510,000
Interest expense                                                           -           49,000                -          49,000
TOTAL EXPENSES                                                    72,183,000       22,626,000        1,181,000      95,990,000

Income (loss) before income taxes and
  minority interest                                                6,674,000        6,466,000          (45,000)     13,095,000

Provision for income taxes                                                                                           4,415,000
Minority interest                                                                                                    1,809,000
Distributions on preferred securities, net of tax                                                                    2,096,000
Earnings from continuing operations                                                                                  4,775,000
Loss from discontinued operations                                                                                            -

NET EARNINGS (LOSS)                                                                                                  4,775,000
                                                                                                                     =========
Loss ratio                                                             75.89%
Expense ratio, net of billing fees                                     20.04%
Combined ratio                                                         95.93%

                               GORAN CAPITAL INC.
                        Consolidated Financial Highlights
                                   (unaudited)
                                 (Stated in US$)

Year-to-date June 30, 1999                                            AUTO             CROP          CORPORATE          TOTAL

Gross premiums written                                           127,243,000      198,247,000          402,000     325,892,000
Net premiums written                                             126,679,000       13,246,000        6,496,000     146,421,000

Premiums earned                                                  132,233,000        5,014,000        6,404,000     143,651,000
Fee income                                                         7,417,000          138,000           62,000       7,617,000
Net investment income                                              6,460,000           39,000          516,000       7,015,000
Net realized capital gain                                        (1,016,000)                -           60,000        (956,000)
TOTAL REVENUE                                                    145,094,000        5,191,000        7,042,000     157,327,000

Loss and loss adjustment expenses                                112,944,000       14,068,000        4,276,000     131,288,000
Operating expenses                                                43,204,000      (12,662,000)       2,103,000      32,645,000
Amortization of intangibles                                                -          237,000        1,019,000       1,256,000
Interest expense                                                           -          179,000                -         179,000
TOTAL EXPENSES                                                   156,148,000        1,822,000        7,398,000     165,368,000

Income (loss) before income taxes and
  distributions on preferred securities                          (11,054,000)       3,369,000         (356,000)     (8,041,000)

Provision for income taxes                                                                                          (2,960,000)
Minority interest                                                                                                   (3,516,000)
Distributions on preferred securities, net of tax                                                                    4,151,000
Earnings from continuing operations                                                                                 (5,716,000)
Loss from discontinued operations                                                                                            -

NET EARNINGS (LOSS)                                                                                                 (5,716,000)
                                                                                                                     =========
Loss ratio                                                             85.41%
Expense ratio, net of billing fees                                     27.06%
Combined ratio                                                        112.48%


Year-to-date June 30, 1998                                            AUTO             CROP          CORPORATE          TOTAL

Gross premiums written                                           169,506,000      178,195,000                -     347,701,000
Net premiums written                                             151,421,000       52,854,000        3,815,000     208,090,000

Premiums earned                                                  138,821,000       28,621,000        4,061,000     171,503,000
Fee income                                                         8,708,000        2,682,000                -      11,390,000
Net investment income                                              5,934,000          165,000          797,000       6,896,000
Net realized capital gain (loss)                                   2,641,000          170,000            3,000       2,814,000
TOTAL REVENUE                                                    156,104,000       31,638,000        4,861,000     192,603,000

Loss and loss adjustment expenses                                106,648,000       18,738,000        1,103,000     126,489,000
Operating expenses                                                36,804,000          250,000        3,212,000      40,266,000
Amortization of intangibles                                                -            1,000        1,020,000       1,021,000
Interest expense                                                           -          232,000                -         232,000
TOTAL EXPENSES                                                   143,452,000       19,221,000        5,335,000     168,008,000

Income (loss) before income taxes and
  minority interest                                               12,652,000       12,417,000         (474,000)     24,595,000

Provision for income taxes                                                                                           8,438,000
Minority interest                                                                                                    3,454,000
Distributions on preferred securities, net of tax                                                                    4,226,000
Earnings from continuing operations                                                                                  8,477,000
Loss from discontinued operations                                                                                     (185,000)

NET EARNINGS (LOSS)                                                                                                  8,292,000
                                                                                                                     =========
Loss ratio                                                             76.82%
Expense ratio, net of billing fees                                     20.24%
Combined ratio                                                         97.06%